EXHIBIT 10(n)
LOAN AGREEMENT

         This Loan Agreement (the "AGREEMENT") is made and entered into in this 25th day of May, 2010, by and between JUGGERNAUT FINANCIAL GROUP, LLC (“LENDER"), and Power Sports Factory, Inc. a Minnesota corporation ("BORROWER") (OTCBB: PSPF).

         In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

         1.     LOAN. Lender hereby loans to Borrower the total principal amount of One Hundred Thousand Dollars ($100,000) (the "LOAN"). In connection herewith, Borrower shall execute and deliver to Lender a Promissory Note in the form attached hereto as Exhibit A. The total amount of the Loan will be delivered to Borrower within three (3) business days after all ancillary agreements and documents have been signed and delivered and all collateral has been received by Lender. The funds from the Loan will be used by the Borrower for operating expenses in connection with the operations of the Borrower.

         2. INTEREST. All sums loaned pursuant to this Agreement shall bear interest from the date of delivery to Borrower until paid in full at the rate of ten percent (10%) per annum, simple interest (the "EFFECTIVE RATE"). In the event of a default of this Agreement, then all outstanding principal shall bear and accrue interest thereon at the default rate of twenty-five percent (25%) per annum.

         3. REPAYMENT. Borrower shall repay all principal (plus interest accrued thereon) no later than the ninetieth (90th) day following the date of delivery of funds to Borrower. All payments shall be made to Lender at such place as Lender may, from time to time, designate. All payments received hereunder shall be applied first to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second to accrued interest; and third to principal. Borrower may prepay principal at any time without penalty.

 4. SECURITY INTEREST.  As security for the Loan, the following shall apply:

(a)  Lender shall receive a pledge by Power Sports Factory of 12,500,000 treasury shares pursuant to the form of Pledge Agreement attached hereto as Exhibit C. Such pledged shares shall have “piggyback” registration rights to be included in the Borrower’s next registration statement under the Securities Act of 1933, as amended.

 5.  FEES. At the closing Borrower shall pay to Lender a loan origination fee of $7,000 plus two Benelli 150XT Bikes.

 6.  WARRANTS. Borrower will issue to Lender a warrant to purchase 3,000,000 (Three Million) shares of the Borrower’s common stock, which warrant shall expire two (2) years from the Loan Closing date. The shares shall have an exercise price of $0.03. Such shares shall have “piggyback” registration rights to be included in the Borrower’s next registration statement under the Securities Act of 1933, as amended.  The form of Warrant is attached hereto as Exhibit D.

 7.  REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement and to make the advances provided for herein, Borrower represents and warrants to Lender as follows:

(a) Borrower is a duly organized, validly existing, and in good standing under the laws of the State of Minnesota with the power to own its assets and to transact business in such states where its business is conducted.

(b) Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents.

(c) The execution, delivery and performance of this Agreement and each document incident hereto will not violate any provision of any applicable law, regulation, order, judgment, decree, article of incorporation, by-law, indenture, contract, agreement, or other undertaking to which Borrower is a party, or which purports to be binding on Borrower or its assets and will not result in the creation or imposition of a lien on any of its assets.

(d) There is no action, suit, investigation, or proceeding pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its assets which, if adversely determined, would have a material adverse affect on the financial condition of Borrower or the operation of its business, except as disclosed in Borrower’s 10K year end filing and preexisting press releases

         8.  EVENTS OF DEFAULT. An event of default will occur if any of the following events occurs:

(a)  Failure of Borrower to pay any principal or interest due hereunder no later than 5 pm Eastern time on the day the same becomes due. There will be no grace period nor any advance notice of payment default required.

(b) Default by Borrower under the Note or Security Agreement.

(c) Default by Pledgor under the Pledge Agreement.

(d) Any representation or warranty made by Borrower in this Agreement or in connection with any borrowing or request for an Advance hereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made.

(e) Default by Borrower in the observance or performance of any other covenant or agreement contained in this Agreement, other than a default constituting a separate and distinct event of default under this Paragraph 8.

(f) Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

(g) Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days without having been dismissed, bonded, or discharged.

         9.   REMEDIES. Upon the occurrence of an event of default as defined above, Lender may declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind. Lender may suspend or terminate any obligation it may have hereunder to make additional Advances. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney's fees.

 10.  NOTICES. Any written notice will be deemed effective on the date such notice is placed, first class, postage prepaid, in the United States mail, addressed to the party to which notice is being given as follows:

If to Lender Juggernaut Financial Group, LLC 37 North Orange Avenue, Suite 500 Orlando, FL 32801 Attention: Gabriel Klein Fax: (407) 926-6607
If to Borrower: Power Sports Factory Inc. 300 Walnut Street Philadelphia, PA 19106 Attention: Shawn Landgraf, CEO Fax: (267) 546-9074

11.       ADDITIONAL LENDER RIGHTS.  Lender will have the right of first refusal for three business days after receipt of notice for any future financing. Lender shall have the right of first refusal on future Financings for the Borrower for a period of two (2) years including debt and equity private placements and an initial public offering of the Company’s securities and shall have the right to designate the managing underwriter or lead placement agent for any such financing(s). In connection with any public offering, the Borrower and the designated managing underwriter or lead placement agent shall negotiate in good faith and enter into a customary underwriting agreement which will contain, among other things, provisions for fees, representations and indemnification that are customary for transactions of similar size and nature

11.       GENERAL PROVISIONS. All representations and warranties made in this Agreement and the Promissory Note and in any certificate delivered pursuant thereto shall survive the execution and delivery of this Agreement and the making of any loans hereunder. This Agreement will be binding upon and inure to the benefit of Borrower and Lender, their respective successors and assigns, except that Borrower may not assign or transfer its rights or delegate its duties hereunder without the prior written consent of Lender. This Agreement, the Promissory Note, and all documents and instruments associated herewith will be governed by and construed and interpreted in accordance with the laws of the State of Florida. Time is of the essence hereof. This Agreement will be deemed to express, embody, and supersede any previous understanding, agreements, or commitments, whether written or oral, between the parties with respect to the general subject matter hereof. This Agreement may not be amended or modified except in writing signed by the parties.

         EXECUTED on the day and year first written above.

	(i)	Juggernaut Financial Group, LLC Power Sports Factory, Inc.

By:	By:
Gabriel Klein, Managing Partner		Shawn Landgraf, CEO

EXHIBIT A
FORM OF PROMISSORY NOTE

EXHIBIT B
FORM OF SECURITY AGREEMENT

EXHIBIT C
FORM OF PLEDGE AGREEMENT

EXHIBIT D
FORM OF WARANT

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